UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

________________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 18, 2014

APPLIED VISUAL SCIENCES, INC.
(Exact name of registrant as specified in its charter)

Delaware	000-28238	54-1521616
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

525K East Market Street, # 116, Leesburg, Virginia 20176
(Address of principal executive offices, zip code)

(703) 539-6190

(Registrant's telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2):

[ ]

Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

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Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

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Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

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Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 5 – Corporate Governance and Management

Item 5.01.

Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

The Board of Directors of Applied Visual Sciences, Inc. (the “Company”), is deeply saddened to announce the death of Mr. Michael Trudnak on April 18, 2014.

The Board wishes to acknowledge Mr. Trudnak’s deep commitment, long service, and extensive contribution to the Company over many years.  Mr. Trudnak will be deeply missed by all of his colleagues and friends at the Company.  The Company wishes to convey its deepest sympathies to Mr. Trudnak’s family, including his wife, Jean, his daughter, Melissa, and his sons, Michael and Mathew.

Effective April 21, 2014, the Board of Directors appointed Mr. William J. Donovan, the Company’s President and COO, as Chairman and Chief Executive Officer of the Company and Mr. Gregory E. Hare, the Company’s CFO, as Secretary of the Company to fill the vacancies left by Mr. Trudnak’s death. In addition, the Board of Directors reduced the number of Board seats to three.

The disclosure set forth under Item 10 -  Directors, Executive Officers and Corporate Governance of the Company’s Annual Report on Form 10-K filed with the Securities and Exchange Commission on April 14, 2014, is incorporated herein by reference thereto and made a part hereof in response to the disclosure requirements under Items 401(b), (d) and (e) of Regulation S-K.  There are no family relationships between Mr. Donovan and any director or executive officer of the Company.  There are no relationships or related transactions between Mr. Donovan and the Company that would be required to be reported pursuant to Item 404(a) of Regulation S-K.

SIGNATURE(S)

        Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

APPLIED VISUAL SCIENCES, INC. (Registrant)
Date: April 21, 2014	By:/s/ Gregory E. Hare Gregory E. Hare Chief Financial Officer

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